EXHIBIT 10.3

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [●], by and among CPRO Holding Limited, a Cayman Islands exempted company (“Purchaser”), RedOne Investment Limited, a British Virgin Islands business company (the “Sponsor”), and the undersigned (together with the Sponsor, the “Holders”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Lakeshore Acquisition III Corp., a Cayman Islands exempted company (“Parent”), Purchaser, LCCC Merger Sub Inc., a British Virgin Islands business company and wholly-owned subsidiary of Parent (“Merger Sub”), and CPRO Electronics Holding Limited, a British Virgin Islands business company (the “Company”) entered into a Merger Agreement dated as of May 22, 2026 (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”).

B. Pursuant to the Merger Agreement, Parent will be merged with and into Purchaser (the “Reincorporation Merger”), with Purchaser continuing as the surviving corporation, and following the Reincorporation Merger, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company and a wholly-owned Subsidiary of Purchaser (the “Acquisition Merger,” and together with Reincorporation Merger, the “Transaction”), upon the terms and subject to the conditions set forth in the Merger Agreement.

C. The Holders will hold Purchaser Ordinary Shares after the consummation of the Transaction pursuant to the Merger Agreement.

D. As a condition of, and as a material inducement for Parent and the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Holders have agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), each Holder irrevocably agrees that it, he or she will not transfer, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any transfer, offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement or to effect any of the transactions specified above, or engage in any Short Sales (as defined below) with respect to any security of Purchaser.

(b) In furtherance of the foregoing, Purchaser will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Purchaser’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Purchaser’s transfer agent not to process any attempts by any Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purposes of this Agreement, the “Lock-up Period” means, the earlier of (A) (i) with respect to the Lock-up Shares owned by the Sponsor, the period commencing the day after the Closing Date and ending on the date that is 180 days thereafter; (ii) with respect to the Lock-up Shares owned by any other Holder who will hold 5% or less of the Purchaser Ordinary Shares immediately after the Closing (each a “Minority Holder”), the period commencing the day after the Closing Date and ending on the date that is 180 days thereafter; and (iii) with respect to the Lock-up Shares owned by any other Holder, the period commencing the day after the Closing Date and ending on the date that is 12 months thereafter and (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its shareholders having the right to exchange their shares for cash, securities or other property. Notwithstanding the foregoing, if the aggregate number of Company Shares held by all Minority Holders exceeds 15% of the Company Shares issued and outstanding immediately prior to the Effective Time, only 15% of such shares shall be released from lock-up on the date that is 180 days after the Closing Date, with each Minority Holder having a pro rata portion of its Lock-up Shares released at that time. The remaining Lock-up Shares held by each Minority Holder shall remain subject to lock-up until the date that is 12 months after the Closing Date.

(e) The restrictions set forth herein shall not apply to: (1) in the case of a corporation, limited liability company, partnership, trust or other entity, transfers or distributions to such Holder’s current general or limited partners, managers or members, shareholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of such Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, such person’s and such person’s spouse’s siblings, and such person’s direct descendants and ascendants (including adopted and step children and parents)) or to a trust, the beneficiary of which is such Holder or a member of such Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of such Holder; (4) pursuant to a qualified domestic relations order; (5) in connection with the exercise of any options, warrants or other convertible securities to purchase Purchaser Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Purchaser Ordinary Shares issued upon such exercise are Lock-up Shares subject to the applicable restrictions under Section 1(a) of this Agreement; (6) in the case of an entity, to satisfy tax withholding obligations in connection with such entity’s equity incentive plans or arrangements; (7) in connection with any bona fide mortgage, pledge or encumbrance to a financial institution, as collateral or security in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof, so long as such financial institution agrees in writing to be bound by the restrictions set forth in this Agreement as Permitted Transferees; (8) the entry, by the securityholder, at any time on or after the Closing Date, of any trading plan providing for the sale of Lock-up Shares, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any Lock-up Shares during the applicable Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the applicable Lock-Up Period; and (9) to satisfy any U.S. federal, state, or local income tax obligations of a Holder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Transaction from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Transaction does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction; provided that, in each case, (i) such transferee, distributee or devisee shall agree to be bound in writing by the terms of this Agreement prior to such transfer or disposition; (ii) such transfer or disposition shall not involve a disposition for value; (iii) any required public report or filing (including filings under the Exchange Act) shall disclose the nature of such transfer or disposition and that the Lock-up Shares remain subject to the lock-up restrictions herein; and (iv) there shall be no voluntary public disclosure or other announcement of such transfer or disposition.

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(f) In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Purchaser and Purchaser’s subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of the Purchaser being held by a person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Purchaser with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. [reserved]

3. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other party to this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

4. Beneficial Ownership. Each Holder hereby represents and warrants that, as of the date hereof and immediately prior to the Closing, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Company, Parent or Purchaser, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, the ordinary shares of Parent, the Company and Purchaser, and the shares of Purchaser that such shares will be converted into in connection with the Transaction, in each case, directly or indirectly held by and beneficially owned by such Holder as specified on the signature hereto, are collectively referred to as the “Lock-up Shares;” provided, however, that the Sponsor’s Lock-up Shares shall consist solely of its Founder Shares (as defined in the Merger Agreement), and the shares of Purchaser that such shares will be converted into in connection with the Transaction. For the avoidance of doubt, all other securities of Purchaser held by the Sponsor shall be freely transferable and shall not be subject to any lock-up restrictions under this Agreement or otherwise.

5. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to any Holder in connection with this Agreement.

6. Effectiveness. This Agreement shall be binding upon each Holder upon such Holder’s execution and delivery of this Agreement and shall become effective upon Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

7. Entire Agreement. This Agreement, the Merger Agreement, the Additional Agreements and the other agreements contemplated hereby and thereby, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. For those parties to the Letter Agreement dated April 29, 2025 with Parent (the “Letter Agreement”) which are also parties to this Agreement, the lock-up provisions in this Agreement shall supersede the lock-up provisions in the Letter Agreement, including, for avoidance of doubt, Section 7 of the Letter Agreement. Such provisions of the Letter Agreement shall be of no further force or effect as to such parties.

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8. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 p.m. on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is delivered, if by 4:00 p.m. on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such delivery; or (c) five days (seven days for overseas mailing) after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to Purchaser, prior to the Closing Date, to:

CPRO Holding Limited

667 Madison Avenue

New York, NY 10065

Attn: Bill Chen, Chief Executive Officer

Email: bchen65@126.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Giovanni Caruso

Email: gcaruso@loeb.com

If to Purchaser, after the Closing Date, to:

CPRO Electronics Holding Limited

#605~607, 234, Galmachi-ro

Jungwon-gu,

Seongnam-si, Gyeonggi-do

South Korea

Attn: Young Soo Lee, Chief Executive Officer

Email: yslee@cpro-cam.com

with a copy, to (which shall not constitute notice):

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attention: Sally Yin, Esq.

Email: sally.yin@htflawyers.com

(b)	If to Sponsor, to the address below:

RedOne Investment Limited

667 Madison Avenue

New York, NY 10065

Attn: Bill Chen, Chief Executive Officer

Email: bchen65@126.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Giovanni Caruso

Email: gcaruso@loeb.com

(c)	If to the Holder, to the address set forth on the Holder’s signature page hereto, or to such other address as any party may have furnished to the others in writing in accordance herewith.

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9. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

10. Counterparts. This Agreement may be executed or delivered (including by e-mail of PDF or scanned version or facsimile transmission) and in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which shall together constitute one and the same agreement.

11. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Purchaser and its successors and assigns.

12. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

13. Amendment. Any provisions of this Agreement may not be amended, and any right hereof may not be waived, except by an instrument in writing which refers to this Agreement and is signed by each of the parties hereto in the case of an amendment or modification, or by the party granting the waiver and the Sponsor in the case of a waiver.

14. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

15. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

16. Dispute Resolution. Article XII of the Merger Agreement regarding arbitration of disputes is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

17. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof.

18. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflict with a provision in the Merger Agreement, the terms of this Agreement shall control.

19. Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law; or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

CPRO HOLDING LIMITED

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SPONSOR:

REDONE INVESTMENT LIMITED

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

[●]

By:
Name:
Title:

Address:
Attn:
Email:

NUMBER OF AND TYPE OF SHARES OF THE COMPANY, PARENT OR PURCHASER HELD BY THE HOLDER IMMEDIATELY PRIOR TO THE CLOSING:

[Signature Page to Lock-up Agreement]